UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

Sunburst Acquisition III, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-23559	84-14320001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Mt. Top Drive Park City, UT 84060
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (435) 615-6585

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York  10005
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Convertible Promissory Note Financing

On August 6, 2008, Sunburst Acquisition III, Inc. (the "Company") entered into a financing arrangement with three accredited investors pursuant to which the Company issued to the investors convertible promissory notes in the principal amount of $150,000 (the "Bridge Notes").  In addition to the Bridge Notes, in lieu of interest and other consideration, the Company issued the investors an aggregate of 906,912,000 shares of common stock of the Company.  The closing occurred on July 28, 2008.

The Bridge Notes mature on the second anniversary of the date of issuance (the "Maturity Date").  The Company may prepay the Bridge Notes at anytime upon five days written notice to the holder.  If upon the closing of the  Company’s next equity financing in which the Company sells newly-issued shares of its equity securities or securities convertible into equity securities and the Company receives gross cash proceeds of $1,000,000 or more  (the “Subsequent Financing”) on or before the Maturity Date, the investors may elect to (i) convert the outstanding principal of the Bridge Notes into the securities issued in connection with such Subsequent Financing at a conversion price equal to 75% of the per share or unit purchase price of the Subsequent Financing  or (ii) receive payment in cash of the outstanding amount due under the Bridge Notes.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors are accredited investor and/or qualified institutional buyer, the investors had access to information about the Company and its investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Change in Management/Board of Directors

On August 6, 2008, the Company appointed Robert Brooke (“Brooke”) to serve as the Chief Executive Officer and Richard McKilligan (“McKilligan”) to serve as the Chief Financial Officer, Chief Accounting Officer and Secretary of the Company.  In addition, Brooke and McKilligan were appointed as directors of the Company.  Mr. Scott Mac Caughern resigned as an executive officer and director of the Company on August 6, 2008.

There are no understandings or arrangements between Brooke and McKilligan and any other person pursuant to which either was selected as a director.  Brooke and McKilligan presently do not serve on any Company committee. Brooke and McKilligan may be appointed to serve as a member of a committee although there are no current plans to appoint either of them to a committee as of the date hereof.  Brooke and McKilligan do not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  Additionally, except for the employment agreement described below, Brooke and McKilligan has never entered into a transaction, nor is there any proposed transaction, between Brooke and McKilligan and the Company.

On August 6, 2008, the Company entered into an Executive Employment Agreement (the “Brooke Agreement”) with Brooke providing that Brooke will serve as the Chief Executive Officer of the Company.  The Brooke Agreement is for a period of two years.  Brooke may be terminated at any time.  However, in the event that Brooke’s termination is not for cause, then Brooke will be entitled to receive an amount equal to 12 months of the then-current base salary payable in the form of salary continuation less any remuneration paid to Brooke because of Executive's employment or self-employment during the severance period.  Brooke will not be entitled to receive severance if he is terminated for cause, death or disability.  Brooke will receive a base salary of $75,000 and an option to purchase 170,046,000 shares of the common stock of the Company.  The price per share of the option is $0.00001.  The option will expire on August 6, 2013, will vest in full immediately, and will be issued as soon as practicable after sufficient common shares have been authorized under the Company’s Articles of Incorporation.  The shares underlying the option shall have piggyback registration rights.

On August 6, 2008, the Company entered into an Executive Employment Agreement (the “McKilligan Agreement”) with McKilligan providing that McKilligan will serve as the Chief Financial Officer, Secretary and General Counsel of the Company.  The McKilligan Agreement is for a period of two years.  McKilligan may be terminated at any time.  However, in the event that McKilligan’s termination is not for cause, then McKilligan will be entitled to receive an amount equal to three months of the then-current base salary payable in the form of salary continuation less any remuneration paid to McKilligan because of Executive's employment or self-employment during the severance period.  McKilligan will not be entitled to receive severance if he is terminated for cause, death or disability.  McKilligan will receive a base salary of $30,000 and an option to purchase 56,682,000 shares of the common stock of the Company.  The price per share of the option is $0.00001.  The option will expire on August 6, 2013, will vest in full immediately, and will be issued as soon as practicable after sufficient common shares have been authorized under the Company’s Articles of Incorporation.  McKilligan is also entitled to receive a bonus when declared by the Board of Directors of the Company.  The shares underlying the option shall have piggyback registration rights.

Robert Brooke joined Sunburst Acquisitions III as its Chief Executive Officer in August 2008.  Since July 2004, he was an analyst with Bristol Capital Advisors, LLC, investment manager to Bristol Investment Fund, Ltd.(“Bristol”)  During this period, Bristol financed over 60 public healthcare and life science companies and was listed by The PIPEs Report as the most active investor in private placements by public biotechnology companies.  He currently is a Member of the Los Angeles Gerontology Research Group.  He earned a B.S. in Electrical Engineering from Georgia Tech in 2003 and a M.S. in Biomedical Engineering from UCLA in 2005.

Richard McKilligan earned his law degree from Cornell Law School, his MBA from the University of Chicago and his undergraduate degree in Accountancy from the University of Illinois at Urbana-Champaign. He joined Sunburst in August 2008.  Mr. McKilligan is also the Chief Financial Officer and General Counsel of Derycz Scientific, Inc. as well as  Counsel to Bristol Capital Advisors, LLC, which is the investment manager of Bristol Investment Fund, Ltd., which holds a significant equity stake in the Company. He was an associate with Morgan, Lewis & Bockius, LLP in their New York and London offices from 2000 until January 2006. He is a member of the State Bar of California, the New York State Bar Association and the Florida Bar.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibit Description
4.1	Form of Convertible Promissory Notes issued August 2008
4.2	Executive Employment Agreement between Robert Brooke and Sunburst Acquisitions III, Inc.
4.3	Executive Employment Agreement between Richard McKilligan and Sunburst Acquisitions III, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunburst Acquisition III, Inc.

August 11, 2008	By:	/s/ Robert Brooke
Robert Brooke
Chief Executive Officer

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